Exhibit 10.7

FIRST AMENDMENT TO EQUITY KICKER LETTER

THIS FIRST AMENDMENT TO EQUITY KICKER LETTER (this “Amendment”) is entered into effective as of July 11, 2012, by and between ENERGY & EXPLORATION PARTNERS, LLC, a Delaware limited liability company (“Borrower”) and GUGGENHEIM CORPORATE FUNDING, LLC, as administrative agent under the Credit Agreement (defined below) (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and the lenders party thereto from time to time (the “Lenders”) entered into that certain Credit Agreement dated as of June 26, 2012, as amended by that certain First Amendment to Credit Agreement (the “First Amendment”) dated of even date herewith (as further amended, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Borrower and Administrative Agent entered into that certain Equity Kicker Letter dated as of June 26, 2012 (as amended, modified or restated from time to time, the “Agreement”);

WHEREAS, Borrower and Administrative Agent desire to amend the Agreement as set forth herein; and

WHEREAS, Borrower and Administrative Agent, subject to the terms and conditions set forth herein, have agreed to so amend the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

SECTION 1. Terms Defined in Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

SECTION 2. Amendment to Agreement. Subject to the conditions precedent set forth in Section 3 hereof, Paragraph 9(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“(iv) Notwithstanding anything to the contrary herein, the ORI shall not burden, or be conveyed or conveyable with respect to, any Lease or other interest acquired with funds advanced by Halcon or its Affiliates (including pursuant to the AMI 2 Agreement), but shall be conveyed as to any wellbore interests in such Leases owned by Borrower or its Subsidiaries after giving effect to all assignments to Halcon required by the AMI 2 Agreement, if applicable, while any of the Obligations are outstanding (other than customary indemnity obligations with respect to which no amounts are currently due).”

SECTION 3. Conditions of Effectiveness. The obligation of Administrative Agent to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

(a) Borrower shall have delivered to Administrative Agent multiple duly executed counterparts of this Amendment; and

(b) Administrative Agent shall have received a fully executed copy of the AMI 2 Agreement (as defined in Section 2(a) of the First Amendment) and all schedules, exhibits and annexes thereto.

SECTION 4. Representations and Warranties. Borrower represents and warrants to Administrative Agent, with full knowledge that Administrative Agent is relying on the following representations and warranties in executing this Amendment, as follows:

(a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b) The Agreement, as amended hereby, and each and every other document executed and delivered in connection therewith or herewith, to which it is a party, constitute the legal, valid and binding obligation of it, enforceable against it in accordance with their respective terms.

(c) This Amendment does not and will not violate any provisions of any of Borrower’s Organizational Documents or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon any of its properties other than those permitted by the Credit Agreement.

(d) Execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

SECTION 5. Reference to and Effect on the Agreement.

(a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 6. Extent of Amendment. Except as otherwise expressly provided herein, the Agreement, as amended hereby, is not amended, modified or affected by this Amendment. Borrower hereby ratifies and confirms that except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect.

SECTION 7. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE AGREEMENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THE AGREEMENT, AS AMENDED HEREBY, AND THE OTHER WRITTEN DOCUMENTS EXECUTED BY BORROWER, ADMINISTRATIVE AGENT AND/OR ANY LENDER IN CONNECTION THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the day and year first above written.

BORROWER:

ENERGY & EXPLORATION PARTNERS, LLC,

a Delaware limited liability company

By:	/s/ Hunt Pettit
Hunt Pettit
President, Secretary and Treasurer

Signature Page to First Amendment to Equity Kicker Letter

ADMINISTRATIVE AGENT:

GUGGENHEIM CORPORATE FUNDING, LLC,

a Delaware limited liability company,

as Administrative Agent

By:	/s/ William Hagner
Name:	William Hagner
Title:	Senior Managing Director

Signature Page to First Amendment to Equity Kicker Letter